Exhibit 5.3

[Letterhead of Cravath, Swaine & Moore LLP]

Rogers Communications Inc.
Form F-10 Registration Statement Consent

April 15, 2004

Ladies and Gentlemen:

     We hereby consent to the reference to our name on the cover page and under the heading “Legal Matters” in the shelf prospectus dated April 15, 2004 (the “Prospectus”) contained in the registration statement on Form F-10 being filed with the Securities and Exchange Commission by Rogers Communications Inc.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP